                                                                     EXHIBIT (n)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-75949 of MuniHoldings Insured Fund III, Inc. of our report dated May 24, 1999 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
May 24, 1999